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                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use in this registration statement on Form S-1 of Norland Medical Systems, Inc., of our report on the financial statements of Dove Medical Systems, as of and for the years ended December 31, 1995 and 1994, dated May 10, 1996, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the caption "Experts".

/s/ Hurley & Company
Hurley & Company
Granada Hills, California
June 5, 1996